As filed with the Securities and Exchange Commission on April 28, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	13-5158950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1133 Westchester Avenue,
White Plains, New York 10604
(914) 641-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vincent A. Maffeo
Senior Vice President and General Counsel
1133 Westchester Avenue,
White Plains, New York 10604
(914) 641-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary L. Sellers
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered	Offering Price Per Note	Aggregate Offering Price	Registration Fee
Common Stock, $1 par value per share	(1)	(1)	(1)	(2)
Preferred Stock	(1)	(1)	(1)	(2)
Debt Securities	(1)	(1)	(1)	(2)
Warrants to Purchase Debt Securities	(1)	(1)	(1)	(2)
Units	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate amount of common stock, debt securities, warrants to purchase debt securities and units are being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

PROSPECTUS

ITT Corporation

Common Stock
Preferred Stock
Debt Securities
Warrants to Purchase Debt Securities
Units

ITT Corporation may offer from time to time common stock, preferred stock, debt securities, warrants to purchase debt securities or units. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.

Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K (as it may be updated in our most recent quarterly report on Form 10-Q) filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2009

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell common stock, preferred stock, debt securities, warrants to purchase debt securities and units under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

Except as otherwise identified, references in this prospectus to the “Company,” “we,” “us” and “our” refer to ITT Corporation and its subsidiaries.

Trademarks and servicemarks in this prospectus and in any accompanying prospectus supplement are the property of, or licensed by, us or our subsidiaries.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

Pursuant to the requirements of the Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.itt.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 001-05672:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on February 13, 2009 and March 9, 2009;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2009; and

•	The description of our common stock on Form 8-A/A filed with the SEC on April 28, 2009.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 001-05672. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

ITT Corporation
1133 Westchester Avenue
White Plains, New York 10604
Attention: Secretary
Telephone: (914) 641-2000

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (“the Act”). These forward-looking statements include statements that describe our business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements.

Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include:

•	economic, political and social conditions in the countries in which we conduct our businesses;

•	changes in government defense budgets;

•	decline in consumer spending;

•	our ability to borrow or refinance our existing indebtedness and availability of liquidity sufficient to meet our needs;

•	interest and foreign currency exchange rate fluctuations;

•	competition and industry capacity and production rates;

•	ability of third parties, including our commercial partners, financial institutions and insurers, to comply with their commitments to us;

•	availability of adequate labor, commodities, supplies and raw materials;

•	sales and revenues mix and pricing levels;

•	acquisitions or divestitures;

•	our ability to effect restructuring and cost reduction programs and realize savings from such actions;

•	government regulations and compliance therewith;

•	governmental investigations;

•	changes in technology;

•	potential future employee benefit plan contributions and other employment and pension matters;

•	contingencies related to actual or alleged environmental contamination, claims and concerns;

•	intellectual property matters;

•	personal injury claims;

•	changes in generally accepted accounting principles; and

•	other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our other filings with the Securities and Exchange Commission.

We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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THE COMPANY

ITT Corporation is a global multi-industry leader in high-technology engineering and manufacturing engaged directly and through its subsidiaries. We generate revenue and cash through the design, manufacture, and sale of a wide-range of engineered products and the provision of services.

Our principal executive offices are located at 1133 Westchester Avenue, White Plains, New York 10604, our telephone number is (914) 641-2000 and our website is www.itt.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement, including the risk factors incorporated by reference, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially and adversely affected by any of these risks.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

Earnings available for fixed charges consist of earnings from continuing operations before income taxes, minority interest and cumulative effect of accounting change(s) and fixed charges excluding capitalized interest, net of amortization, reduced by undistributed earnings of our less than 50% owned affiliates. Fixed charges consist of interest expense, amortization of debt discount and expenses and capitalized interest, plus that portion of rental expense estimated to be the equivalent of interest.

	Three Months
	Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	4.22	3.83	4.88	5.09	5.36	5.49	6.29

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of our capital stock. This description is not complete, and we qualify this description by referring to our restated articles of incorporation and our amended by-laws, both of which we incorporate by reference in this prospectus, and to the laws of the state of Indiana.

Our restated articles of incorporation authorize us to issue 500,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, without par value.

Common Stock

Dividend Rights.  Under our restated articles of incorporation, holders of our common stock are entitled to receive any dividends our board of directors may declare on the common stock, subject to the prior rights of the preferred stock. The board of directors may declare dividends from funds legally available for this purpose.

Voting Rights.  Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by shareholders. Our restated articles of incorporation do not provide for cumulative voting. This could prevent directors from being elected by a relatively small group of shareholders.

Liquidation Rights.  After provision for payment of creditors and after payment of any liquidation preferences to holders of the preferred stock, if we liquidate, dissolve or are wound up, whether this is voluntary or not, the holders of our common stock will be entitled to receive on a pro rata basis all assets remaining.

Other Rights.  Our common stock is not liable to further calls or assessment. The holders of our common stock are not currently entitled to subscribe for or purchase additional shares of our capital stock. Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

Preferred Stock

Our board of directors has the authority, without further action by shareholders, to issue up to 50,000,000 shares of preferred stock in one or more series. The holders of our preferred stock do not have the right to vote, except as our board of directors establishes, or as provided in our restated articles of incorporation or as determined by state law.

The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of our restated articles of incorporation, our amended by-laws and the laws of the state of Indiana. These terms include the number of shares in a series, the consideration, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights, if any.

Effects on Our Common Stock if We Issue Preferred Stock

If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include the following:

•	diluting the voting power of shares of our common stock;

•	affecting the market price of our common stock;

•	delaying or preventing a change in control of ITT Corporation;

•	making removal of our present management more difficult; or

•	restricting dividends and other distributions on our common stock.

Provisions of Our Restated Articles of Incorporation and Amended By-Laws That Could Delay or Prevent a Change in Control

Certain provisions of our restated articles of incorporation and amended by-laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that such provisions will enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interests of the Company and our shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although a majority of our shareholders might consider such proposals, if made, desirable. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors;

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly-created directorships;

•	prohibitions against shareholders calling a special meeting of shareholders; and

•	requirements for advance notice for raising business or making nominations at shareholders’ meetings.

Authorized But Unissued Capital Stock

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without shareholder approval. Indiana law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply to us so long as our common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

Our board may be able to issue shares of unissued and unreserved common or preferred stock to persons friendly to current management. This issuance may render more difficult or discourage an attempt to obtain control of ITT Corporation by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. This could possibly deprive our shareholders of opportunities to sell their shares of our stock at prices higher than prevailing market prices. Our board could also use these shares to dilute the ownership of persons seeking to obtain control of the Company.

Number of Directors; Filling of Vacancies

Our amended by-laws provide that the board of directors will have at least 3 and at most 25 directors. The size of the board may be changed by a majority vote of the board of directors. A majority of the board determines the exact number of directors at any given time. The board fills any new directorships it creates and any vacancies, subject to the requirement provided in the amended by-laws that the majority of directors holding office immediately after such election be independent directors, as defined in the amended by-laws. Accordingly, our board may be able to prevent any shareholder from obtaining majority representation on the board by increasing the size of the board and filling the newly-created directorships with its own nominees.

Special Meetings

Our restated articles of incorporation and amended by-laws provide that only the chairman of the board or a majority of our board may call a special meeting of shareholders. This provision may delay or prevent a shareholder from removing a director from the board or from gaining control of the board.

Advance Notice Provisions

Our amended by-laws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give written notice, in proper form, to the Secretary of ITT Corporation not less than 120 days prior to the date corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting.

Only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary of ITT Corporation prior to a meeting at which directors are to be elected will be eligible for election as directors of ITT Corporation. The notice of any nomination for election as a director must set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the shareholder;

•	such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by our board;

•	the consent of each nominee to serve as a director if so elected; and

•	if the shareholder intends to solicit proxies in support of such shareholder’s nominee(s), a representation to that effect.

The notice to bring any other matter a shareholder proposes to bring before an annual meeting must also set forth:

•	a brief description of the proposal and the reasons therefor;

•	if the proposal involves an amendment to our restated articles of incorporation or amended by-laws, the language of the amendment;

•	any material interest of the shareholder in the proposal; and

•	if the shareholder intends to solicit proxies with respect to the proposal, a representation to that effect.

Our amended by-laws limit the business that may be conducted at a special meeting to the purposes stated in the notice of the meeting.

The advance notice provisions may delay a person from bringing matters before a shareholder meeting. The provisions may provide enough time for us to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if we find it desirable.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the Indiana Business Corporation Law, or the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of the Company. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Control Share Acquisitions.  Under Sections 23-1-42-1 to 23-1-42-11 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Section 23-1-44 of the IBCL.

Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which is organized in Indiana and has (i) 100 or more shareholders, (ii) its principal place of business, its principal office or substantial assets within Indiana and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned by Indiana residents or (C) 10,000 shareholders resident in Indiana.

The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or bylaws, including a board adopted by-law, provide that they do not apply. Our articles or incorporation and bylaws do not currently exclude us from the restrictions imposed by the above provisions.

Certain Business Combinations.  Sections 23-1-43-1 to 23-1-43-24 of the IBCL restrict the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shares or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in an amendment to their articles of incorporation approved by a majority of the disinterest shares. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our articles of incorporation do not exclude us from the restrictions imposed by the above provisions.

Directors’ Duties and Liability.  Under Section 23-1-35-1 of the IBCL, directors are required to discharge their duties:

•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness.

The exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Section 23-1-35-1 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in it discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Section 23-1-35-1 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and Union Bank, N.A., as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of the Company.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all “senior indebtedness” of the Company. The indenture defines “senior indebtedness” as obligations or indebtedness of, or guaranteed or assumed by, the Company for borrowed money whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. “Senior indebtedness” does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the indenture, section 13.01.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern the Company or a substantial part of its property;

•	a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default

The indenture provides that, unless otherwise provided in a particular series of debt securities, the term “Event of Default” means:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company has occurred; or

(6) any other Events of Default set forth in the prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (5) with respect to the Company) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (5) with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, and except in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the Trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the Trustee;

•	cure ambiguities, defects or inconsistencies or make any other change that does not adversely affect in any material respect the interests of any holder;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series; or

•	maintain the qualification of the indenture under the Trust Indenture Act.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	alter or waive the redemption provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities; or

•	adversely affect the ranking of the debt securities of any series.

Certain Covenants

Limitation on Liens

The indenture provides that with respect to senior debt securities, unless otherwise provided in a particular series of senior debt securities, we will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or that first-mentioned restricted subsidiary secures or we cause such restricted subsidiary to secure the senior debt securities (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the senior debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

(1) any liens existing prior to the issuance of such senior debt securities;

(2) any lien on property of or shares of stock of (or other interests in) or debt of any entity existing at the time such entity becomes a restricted subsidiary;

(3) any liens on property, shares of stock of (or other interests in) or debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or the costs of construction or improvement of such property or (c) to secure any debt incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 180 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such property or shares (or other interests) or the costs of construction thereon;

(4) any liens in favor of us or any of our restricted subsidiaries;

(5) any liens in favor of, or required by contracts with, governmental entities; or

(6) any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (5).

Notwithstanding the foregoing, we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto and together with the value of attributable debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Lease-Back Transactions” covenant below, the aggregate amount of such debt does not exceed 15% of our consolidated net tangible assets.

The indenture does not restrict the transfer by us of a principal property to any of our unrestricted subsidiaries or our ability to change the designation of a subsidiary owning principal property from a restricted subsidiary to an unrestricted subsidiary and, if we were to do so, any such unrestricted subsidiary would not be restricted from incurring secured debt nor would we be required, upon such incurrence, to secure the debt securities equally and ratably with such secured debt.

Limitation on Sale and Lease-Back Transactions

We will not enter into any sale and lease-back transaction with respect to any principal property, other than any such sale and lease-back transaction involving a lease for a term of not more than three years or any such sale and lease-back transaction between us and one of our restricted subsidiaries or between our restricted subsidiaries, unless: (a) we or such restricted subsidiary would be entitled to incur debt secured by a lien on the principal property involved in such sale and lease-back transaction at least equal in amount to the attributable debt with respect to such sale and lease-back transaction, without equally and ratably securing the debt securities, pursuant to the covenant described above under the caption “— Limitation on Liens”; or (b) the proceeds of such sale and lease-back transaction are at least equal to the fair market value of the affected principal property (as determined in good faith by our board of directors) and we apply an amount equal to the net proceeds of such sale and lease-back transaction within 180 days of such sale and lease-back transaction to any (or a combination) of (i) the prepayment or retirement of the debt securities, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other debt of us or of one of our restricted subsidiaries (other than debt that is subordinated to the debt securities or debt owed to us or one of our restricted subsidiaries) that matures more than 12 months after its creation or matures less than 12 months after its creation but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond 12 months from its creation or (iii) the purchase, construction, development, expansion or improvement of other comparable property.

Notwithstanding the restrictions in the preceding paragraph, we will be permitted to enter into sale and lease-back transactions otherwise prohibited by this covenant, the attributable debt with respect to which, together with all debt outstanding pursuant to the third paragraph of the “— Limitation on Liens” covenant above, without duplication, do not exceed 15% of consolidated net tangible assets measured at the closing date of the sale and lease-back transaction.

Definitions.  The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“attributable debt” with regard to a sale and lease-back transaction with respect to any principal property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities then outstanding under the indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“consolidated net tangible assets” means the total amount of our assets and our restricted subsidiaries’ assets minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	all current liabilities of ours and our restricted subsidiaries (excluding any intercompany liabilities); and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on our and our restricted subsidiaries’ latest consolidated balance sheets prepared in accordance with U.S. GAAP.

“debt” means any indebtedness for borrowed money.

“principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our restricted subsidiaries which has a gross book value in excess of 2% of our consolidated net tangible assets other than a plant, warehouse, office building, or portion thereof which, in the opinion of the Company’s Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries as an entirety.

“restricted subsidiary” means, at any time, any subsidiary which at the time is not an unrestricted subsidiary of ours.

“subsidiary” means any entity, at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries, or both.

“unrestricted subsidiary” means any subsidiary of ours (not at the time designated as our restricted subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more subsidiaries engaged in the operations referred to in the preceding clause (1), or (3) designated as an unrestricted subsidiary by our Board of Directors.

Consolidation, Merger or Sale of Assets

The indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•	we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture.

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor.

Unless otherwise disclosed in the applicable prospectus supplement, there are no other restrictive covenants contained in the Indenture. The Indenture does not contain any other provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

•	in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and credit facilities with Union Bank and its affiliates.

DESCRIPTION OF DEBT WARRANTS

We may issue warrants to purchase our debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common or preferred stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the warrants, debt securities, common stock and preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities.  We may issue the registered debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustee, the warrant agents, the unit agents or any other agent of the Company, agent of the trustee or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York and Baker & Daniels LLP. Counsel for any underwriters, agents or dealers will be named in the accompanying prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	(1)
Rating Agency Fees	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing Expenses	(2)
Trustee’s Fees and Expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the Registration Fee

(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Indiana Business Corporation Law (“IBCL”), the provisions of which we are governed by, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation (“Eligible Persons”) against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual’s official capacity as an officer, director, employee or agent, the individual’s conduct was at least not opposed to the corporation’s best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its articles of incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation’s articles of incorporation provide otherwise, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine the indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of a corporation’s articles of incorporation or by-laws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

Our restated articles of incorporation provide that no director or officer shall be personally liable to the Company or any of our shareholders for damages for breach of fiduciary duty as a director or officer, except for liability for breach of duty if such breach constitutes willful misconduct or recklessness or for the payment of distributions to shareholders in violation of the IBCL.

Our amended by-laws provide for mandatory indemnification, to the fullest extent permitted by law, of our directors and officers against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of the Company, in which such person may have become involved by reason of being or having been a director, officer, employee or agent. The right to indemnification is a contract right and includes the right to advancement of expenses in accordance with specified procedures.

The rights to indemnification provided by our restated articles of incorporation and amended by-laws are not exclusive of any other rights to which any indemnified person may otherwise be entitled.

We have entered into indemnification agreements with certain of our directors, pursuant to which we have agreed to indemnify and hold harmless, to the fullest extent permitted by applicable law and our amended by-laws, each such director against any and all expenses, liabilities or losses asserted against or incurred by the director in his capacity as a director of the Company or arising out of his status in such capacity. The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder. In addition, the agreements provide for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with any action, suit or proceeding covered by the agreement. We will not be liable for payments in respect of a director under the agreements in certain circumstances including, but not limited to, acts of such director involving intentional misconduct or a knowing violation of law, acts which were known or believed by such director to be opposed to our best interests and transactions from which such director derived an improper personal benefit.

We have purchased directors’ and officers’ liability insurance, the effect of which is to indemnify our directors and officers and the directors and officers of our subsidiaries against certain losses caused by errors, misstatement or misleading statements, wrongful acts, omissions, neglect or breach of duty by them or similar matters claimed against them in their capacities as directors or officers. This insurance is subject to various deductibles and exclusions from coverage.

ITEM 16.	EXHIBITS

1.1		Form of Underwriting Agreement (filed herewith).
1	.2*	Form of Distribution Agreement.
4.1		ITT Corporation’s Articles of Amendment of the Restated Articles of Incorporation, effective as of May 13, 2008 (incorporated by reference to Exhibit 3.1 of ITT Corporation’s Form 8-K Current Report dated May 14, 2008).

4.2		ITT Corporation’s By-laws, as amended May 13, 2008 (incorporated by reference to Exhibit 3.2 of ITT Corporation’s Form 8-K Current Report dated May 14, 2008).
4.3		Form of Indenture (filed herewith).
4	.4*	Form of Debt Securities.
4	.5*	Form of Warrant Agreement.
4	.6*	Form of Warrant Certificate
4	.7*	Form of Unit Agreement
5.1		Opinion of Simpson Thacher & Bartlett LLP (filed herewith).
5.2		Opinion of Baker & Daniels LLP (filed herewith).
12.1		Computation of ratios of earnings to fixed charges (incorporated herein by reference to Exhibit 12.1 to ITT Corporation’s Annual Report on Form 10-K filed on February 25, 2009).
23.1		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.2		Consent of Baker & Daniels LLP (included in Exhibit 5.2).
23.3		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith).
24.1		Powers of Attorney (filed herewith).
25.1		Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Debt Securities (filed herewith).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on the 28th day of April, 2009.

ITT CORPORATION

By:	/s/ Kathleen S. Stolar
Name:     Kathleen S. Stolar

Title:	Vice President, Secretary and Associate General Counsel

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Denise L. Ramos, Donald E. Foley and Kathleen S. Stolar and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on April 23, 2009.

Signature	Title

/s/ Steven R. Loranger Steven R. Loranger	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Denise L. Ramos Denise L. Ramos	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Janice M. Klettner Janice M. Klettner	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Curtis J. Crawford Curtis J. Crawford	Director

/s/ Christina A. Gold Christina A. Gold	Director

Signature	Title

/s/ Ralph F. Hake Ralph F. Hake	Director

/s/ John J. Hamre John J. Hamre	Director

/s/ Paul J. Kern Paul J. Kern	Director

/s/ Frank T. MacInnis Frank T. MacInnis	Director

/s/ Surya N. Mohapatra Surya N. Mohapatra	Director

/s/ Linda S. Sanford Linda S. Sanford	Director

/s/ Markos I. Tambakeras Markos I. Tambakeras	Director